EXHIBIT 99.1

ADVANCED INDUSTRIAL SERVICES, INC.

CONSOLIDATED FINANCIAL STATEMENTS AND
SUPPLEMENTARY INFORMATION

DECEMBER 31, 2014 AND DECEMBER 14, 2015

Table of Contents

Independent Auditor’s Report

To,

Board of Directors, Stockholders,
Advanced Industrial Services, Inc.

We have audited the accompanying consolidated financial statements of Advanced Industrial Services, Inc. and its subsidiary, which comprise the consolidated balance sheet as of December 14, 2015 and December 31, 2014, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Industrial Services, Inc. and its subsidiary as of December 14, 2015 and December 31, 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in United States of America.

/s/Bharat Parikh & Associates	>
4940, McDermott Road,
Plano, TX 75024, USA
March 11, 2016

 Advanced Industrial Services, Inc. and Subsidiary

Consolidated Balance Sheets

	December 14,	December 31,
	2015	2014
Assets
Current assets
Cash	$112,586	$20,410
Restricted cash	608,427	436,201
Trade receivables, net	3,211,997	3,680,273
Prepaid expenses	551,292	553,440
Costs and estimated earnings in excess of billings	-	157,849
Inventory –net of allowance for inventory obsolescence	465,877	460,888
Deferred costs	43,208	41,914
Total current assets	4,993,387	5,350,975

Property and equipment, net	1,623,760	1,845,955
Other	121,000	404,028
Total Assets	$6,738,147	$7,600,958

Liabilities & Stockholders' Equity (Deficit)
Current liabilities
Cash overdraft	$29,212	$4,272
Current maturities of long-term debt	137,302	270,079
Notes payable - Line of credit	2,196,288	1,611,010
Accounts payable	491,821	421,449
Purchase card payable	227,278	177,197
Billings in excess of costs and estimated earnings on uncompleted contracts	260,330	1,536,791
Notes payable - Former stockholder	17,185	17,185
Payroll taxes accrued and withheld	103,626	29,633
Accrued payroll	304,608	125,122
Accrued expenses	159,943	190,590
Accrued corporate taxes	7,150	6,873
Interest rate swap liability	-	596
Total current liabilities	3,934,743	4,390,797

Long-term liabilities
Notes Payable	119,537	186,656
Notes payable - afilliated companies	-	453,599
Notes payable - Former stockholder - LT	86,009	103,194
Total liabilities	4,140,289	5,134,246

Stockholders' equity (deficit)
Common stock
Advanced Industrial Services, Inc., $10 par value; 3,600 shares authorized; 2,868 shares issued and 1,336 shares outstanding as of December 14, 2015 and December 31, 2014	28,680	28,680
AIS Leasing Company, $10 par value; 150 shares authorized and issued;and 69 shares outstanding as of December 14, 2015 and December 31, 2014	1,500	1,500
Additional paid-in capital	129,072	129,072
Retained earnings	3,039,547	2,908,401
Treasury stock	(600,941)	(600,941)
Total stockholders' equity	2,597,858	2,466,712
Total liabilities and stockholders' equity (deficit)	$6,738,147	$7,600,958

The accompanying notes are an integral part of these financial statements

Advanced Industrial Services, Inc. and Subsidiary

Consolidated Statements of Income

	For the Transitional	For the Year
	Period ended	ended
	December 14, 2015	December 31, 2014
Revenues
Total revenues	$22,195,519	$21,229,536

Cost of revenues
Total cost of revenues	15,419,170	14,165,313
Gross profit	6,776,349	7,064,223

Operating expenses
Selling, general and administrative	5,470,466	5,678,663
Total operating expenses	5,470,466	5,678,663
Operating income/(loss)	1,305,883	1,385,560

Other income (expenses)
Interest and financing costs	(532,050)	(527,193)
Interest and other income, net	80,970	435,890
Total other income, net	(451,080)	(91,303)

Income/(loss) before income taxes	854,803	1,294,257
Income tax benefit/(expense), net	-	-
Net income/(loss) applicable to common stockholders	$854,803	$1,294,257

The accompanying notes are an integral part of these financial statements

Advanced Industrial Services, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the Transitional	For the
	period ended	Year ended
	December 14, 2015	December 31, 2014
Cash Flows from Operating Activities

Net income (loss)	$854,803	$1,294,257
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	339,857	104,591
Interest rate swap	(596)	(7,286)
Changes in operating assets and liabilities:
Accounts receivable	468,276	836,279
Costs and estimated earnings in excess of billings	157,849	349,395
Inventory	(4,989)	132,413
Deferred costs	(1,294)	(31,229)
Others	285,176	(13,751)
Accounts payable	120,453	(329,916)
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,276,461)	(313,215)
Accrued expenses	222,832	(94,416)
Income taxes payable	277	839
Net cash provided by (used by) operating activities	1,166,183	1,927,961

Cash Flows from Investing Activities
Purchase of property and equipment	(117,662)	(111,829)
Net increase in Restricted cash	(172,226)	(165,422)
Net cash provided by (used by) investing activities	(289,888)	(277,251)

Cash Flows from Financing Activities
Net increase in Cash overdraft	24,940	(8,354)
Net increase in Lines of credit	585,278	186,985
Payments on Note payable - Former stockholder	(17,185)	(17,184)
Payments on bank loans	(653,495)	(810,923)
Dividends paid	(723,657)	(1,102,573)
Net cash provided by (used by) financing activities	(784,119)	(1,752,049)

Net increase (decrease) in cash	92,176	(101,339)
Cash beginning of period	20,410	121,749
Cash end of period	$112,586	$20,410

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$100,289	$96,750

Cash paid during the period for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

Advanced Industrial Services, Inc. and Subsidiary

Consolidated Statement of Stockholders’ Equity

	Common Stock Par		Common Stock Par
	Value $10.00		Value $10.00			Retained
	Advanced Industrial Services, Inc.		AIS Leasing Company		Additional	Earnings	Treasury	Total
	Number of		Number of		Paid-in	(Accumulated	stock,	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit)	at cost	Equity
Balance at December 31, 2013	2,868	$28,680	150	$1,500	$129,072	$2,716,717	$(600,941)	$2,275,028
Net income						1,294,257	-	$1,294,257
Dividends						(1,102,573)		$(1,102,573)
Balance at December 31, 2014	2,868	$28,680	150	$1,500	$129,072	4,010,974	$(600,941)	$2,466,712
Net income						854,803		$854,803
Dividends						(723,657)		$(723,657)
Balance at December 14, 2015	2,868	$28,680	150	$1,500	$129,072	4,142,120	$(600,941)	$2,597,858

The accompanying notes are an integral part of these financial statements

Advanced Industrial Services, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Advanced Industrial Services, Inc. (Pennsylvania S Corporation) is an industrial contractor performing a wide array of services, which predominantly center around machinery relocations and installations, including but not limited to, printing press equipment and industrial manufacturing lines. Advanced Industrial Services, Inc. perform these services throughout the continental United States and certain international markets.

AIS Leasing Company (a Pennsylvania S corporation) is a lessor of equipment. All of their activity (rental income) is received through lease agreements with Advanced Industrial Services, Inc. Intercompany rental income and rental expense are eliminated in these consolidated financial statements.

NOTE 2 – BASIS OF PRESENTATION AND CRITICAL ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Transitional Period

On December 15, 2015 The Company was purchased by Cemtrex, Inc. of Farmingdale, New York. The presentations of the financial statements for the period ended December 14, 2015 are as if this were a full twelve-month period.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Consolidation

The consolidated financial statements include the accounts of Advanced Industrial Services, Inc. (AIS) and AIS Leasing Company (AIL) (collectively the Companies), which are related by common ownership. The Companies have a common December year end. Intercompany balances and transactions are eliminated in the accompanying consolidated financial statements.

Accounts Receivable

Accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due.

Inventories

Inventories, consisting of materials in stocks which are physically counted, are stated at the lower of cost or market whereas cost is being determined principally on the first-in, first-out method.

Contract Accounting

AIS utilize the percentage-of-completion method to recognize revenue on its fixed price and time and material long-term construction contracts. AIS recognize gross profit on long-term contracts by applying percentages-of-completion for each year to the estimated total profit on the respective contracts. The percentage-of-completion is determined by relating the actual cost of work performed to date to the current estimated total cost of the respective contracts.

1.	Contract costs include all direct material, labor, and subcontract costs and all direct costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenue when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

2.	The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

3.	In accordance with normal construction industry practice, AIS may include in current assets and current liabilities, amounts relating to construction contracts realizable and payable over a period in excess of one year.

Deferred Costs

Management evaluates jobs on a regular basis and defers costs on jobs that have accumulated less than $1,000. Once these jobs reach management’s determined threshold, or if completed sooner, costs and revenue will be accounted for under the contract accounting method.

Property and Equipment

Property and equipment is stated at cost and is depreciated or amortized using the straight-line method or other accelerated methods over the estimated average useful lives of the assets. Accelerated methods of depreciation are used for income tax purposes. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

Long-Lived Assets

Management reviews the carrying value of long-lived assets on an ongoing basis. When factors indicate that a long-lived asset may be impaired, management uses an estimate of the undiscounted future cash flows over the remaining life of the asset in measuring whether the long-lived assets is recoverable. If such an analysis indicates that impairment has in fact occurred, the book value of the long-lived asset is written down to its fair value, which is estimated using discounted cash flows. Management has concluded that no impairment adjustments were required during 2015 and 2014.

Refinancing Costs

Refinancing costs are stated at cost and amortized over the life of the loans.

Advertising and Promotion Costs

The Companies expense advertising and promotion costs as incurred.

Presentation of Sales Tax Collected and Remitted

Various states the Companies do business in impose sales tax at varying rates on the Companies’ sales to non-exempt customers. The Companies collect that sales tax from customers and remit the entire amount to applicable states. The Companies’ accounting policy is to exclude the tax collected and remitted to the states from revenue and cost of contracts.

Derivatives and Hedging Activity

The Companies adopted a Statement of Financial Accounting Standard relating to “Accounting for Derivative Instruments and Hedging Activities”. Derivative activity to date has been limited to a pay-fixed, receive-variable interest rate swap. The interest rate swap is recognized as a liability on the consolidated balance sheet at its fair value. Since the interest rate swap did not meet the requirements for hedge accounting, changes in the fair value are recorded in income through other income (expenses).

Uncertainty in Income Taxes

Accounting principles generally accepted in the United States of America requires management to evaluate tax positions taken by the Companies and recognize a tax liability if the Companies have taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. Management has analyzed the tax positions taken by the Companies and has concluded that as of December 31, 2014 and 2013, there are no uncertain positions taken, or expected to be taken, that would require recognition of a liability or disclosure in the consolidated financial statements. The Companies are subject to routine audits by various taxing jurisdictions; however, there are currently no audits for any tax periods in progress. Management believes it is no longer subject to income tax examinations for years prior to 2011.

Reclassifications

Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

NOTE 3 – SELF-INSURED MEDICAL PLAN

AIS participates in a consortium in order to self-insure group health care coverage for its employees. The plan is administered by Benecon Group and the Company makes monthly deposits in a trust account to cover medical claims and any administrative costs associated with the plan. These funds, as required by the plan are restricted in nature and amounted to $608,427 and $436,201 as of December 14, 2015 and December 31, 2014, respectively. AIS also records a liability for claims that have been incurred but not recorded at the end of each year. The amount of the liability is determined by Benecon Group. The liability recorded in accrued expenses amounted to $60,590 and $64,297 as of December 14, 2015 and December 31, 2014, respectively.

NOTE 4 – UNCOMPLETED CONTRACTS

The following is a summary of uncompleted contracts of AIS as of and for the periods indicated.

	For the period ended	For the year ended
	December 14,	December 31,
	2015	2014
Costs on uncompleted contracts	$2,569,728	$2,041,920
estimated gross profit thereon	874,745	944,702
	3,444,473	2,986,622

Applicable billings to date	(3,704,803)	(4,365,564)
	$(260,330)	$(1,378,942)

Combined Financial Statement Disclosure
Costs and estimated earnings in excess of billings on uncompleted contracts	-	157,849
Billings in excess of costs and estimated earnings on uncompleted contracts	(260,330)	(1,536,791)
	$(260,330)	$(1,378,942)

NOTE 5 – LINES OF CREDIT

AIS has an authorized $3,250,000 line of credit with Santander Bank. The line of credit bears interest at one-month LIBOR plus 225 basis points (2.45% and 2.42% as of December 14, 2015 and December 31, 2014, respectively). This line of credit is cross-collateralized by the corporate guarantees of the companies. Borrowings on this line of credit amounted to $2,196,288 and $1,611,010 as of December 14, 2015 and December 31, 2014, respectively.

AIL has an authorized $2,500,000 equipment line of credit. Borrowings on the equipment line of credit bear interest at one-month LIBOR plus 275 basis points (2.70% and 2.92% as of December 14, 20165 and December 31, 2014, respectively) until permanent terms are set. The available balance is reduced by outstanding balances of installment loans borrowed from Santander Bank as referenced in Note 6.

The lines of credit with Santander Bank contain certain restrictive financial covenants. The Companies were in compliance of all covenants for the period ended December 14, 2015.

NOTE 6 – NOTES PAYABLE

Notes payable consist of the following for the dates indicated;

	December 14, 2015	December 31, 2014

Santander Bank (AIL), equipment installment loan requiring monthly principal payments of $33,333, plus interest fixed at 5.40%; collateralized by all corporate assets; matures in 2015	$-	$133,333

Metro Bank (AIL), installment loan requiring monthly principal and interest payments of $4,381; interest at 6.00%; collateralized by equipment purchased; matures during 2017	69,246	115,921

Santander Bank (AIL), equipment installment loan requiring monthly principal payments of $2,500, plus interest floating at one-month LIBOR, plus 312.5 basis points collateralized by equipment; matures during 2017	62,500	90,000

Santander Bank (AIL), installment loan requiring monthly principal and interest payments of $2,912, fixed interest at 4.75%; collateralized by equipment; matures during 2016	34,058	66,513

Santander Bank (AIL), installment loan requiring monthly principal payments of $1,017, plus interest floating at one-month LIBOR, plus 300 basis points collateralized by equipment; matures during 2017	24,400	35,583

Ally Financing (AIS), vehicle installment loan requiring monthly principal and interest payments of $805; interest of 2.90%; collateralized by vehicle purchased; matures during 2015	-	8,676

Santander Bank (AIL), equipment installment loan requiring monthly principal payments of $745, plus interest floating at one-month LIBOR, plus 312.5 basis points, collateralized by equipment; matures during 2015	-	6,709

Ally Financing (AIS), vehicle installment loan requiring monthly principal and interest payments of $805; interest of 2.74%; collateralized by vehicle purchased; matures during 2019	42,854	-

Ford Motor Credit (AIS), vehicle installment loan requiring monthly principal and interest payments of $454; interest of 4.90%; collateralized by vehicle purchased; matures during 2020	23,781	-
	256,839	456,735
Less current maturities	(137,302)	(270,079)
Notes Payable	$119,537	$186,656

NOTE 7 – NOTES PAYABLE – AFFILIATED COMPANIES

Notes payable to affiliated companies are intercompany loans to affiliated companies not included in this consolidation. The balances were $0 and $453,599 at December 14, 2015 and December 31, 2014, respectively.

NOTE 8 – NOTE PAYABLE, FORMER STOCKHOLDER

Note payable, former stockholder consists of the following:

	December 14, 2015	December 31, 2014
Former stockholder, installment loan for the redemption of a stockholder’s stock; the loan is for a term of ten years requiring ten equal annual payments of principal plus interest; interest accrues annually at the treasury bill rate matures during 2021	$86,009	$120,379

Current maturities	(17,185)	(17,185)
	$68,824	$103,194

NOTE 9 – COMMITMENTS

AIS leases warehouse space from various unrelated parties. These leases have varying terms and expiration dates. Rent expense for these leases amounted to $51,116 and $53,042 for the periods ended December 14, 2015 and December 31, 2014, respectively.

AIS leases certain office and construction equipment from unrelated parties. Total rent expense under these leases for the periods ended December 14, 2015 and December 31, 2014 amounted to $364,803 and $367,203, respectively.

AIL leases various vehicles from an unrelated company. Total rent expense under these leases for the periods ended December 14, 2015 and December 31, 2014 amounted to $137,260 for each period.

NOTE 10 - CONTINGENT LIABILITY

The Company participates in a consortium called Keystone Benefit Partners in order to self-insure group healthcare coverage for the employees of the Company. The plan year runs from April 1, 2015 through March 31, 2016. The Company’s maximum claim exposure per covered member per plan year is $50,000, with a maximum aggregate claim exposure that is calculated by predetermined rates multiplied by the monthly enrollment. Through December 14, 2015, the maximum aggregate claim exposure to the Company was approximately $892,000 of which approximately $639,000 has been recognized on the Company’s financial statements. All claims in excess of the per covered member and maximum aggregate claim exposure are fully insured through a stop loss contract negotiated by The Benecon Group on behalf of the Keystone Benefit Partners consortium. In addition, The Benecon Group ensures that all members of the consortium remain in compliance with healthcare regulations. The group health plan covered approximately 110 employees and their families throughout the period ended December 14, 2015.

NOTE 11 – LIFE INSURANCE

AIS is the owner and beneficiary of $5,765,000 term life insurance coverage on the lives of its officers and stockholders.

NOTE 12 – ADVERTISING AND PROMOTION COSTS

Total advertising and promotion costs for AIS amounted to $66,014 and $61,296 for the periods ended December 14, 2015 and December 31, 2014, respectively.

NOTE 13 – PROFIT SHARING PLAN

AIS offers a defined contribution profit sharing plan to certain employees. The plan requires employees to meet certain age and length of service requirements. AIS allows employees to defer up to 15% of their pre-tax wages into the plan up to limits determined by the Internal Revenue Service. AIS matches 50% of the first 6% that the employees elect to defer. AIS contributed $237,038 and $217,209 to the plan for the years ended December 14, 2015 and December 31, 2014, respectively, for the matching of employees’ 401(k) contributions.

NOTE 14 – INCOME TAXES

AIS and AIL have elected S status for federal and state income tax purposes. Pursuant to the Companies elections, taxable income is passed through to the stockholders for taxation at the stockholder level. Accordingly, no provision for income taxes is required in these financial statements. The Companies may, at management’s discretion, distribute cash to its stockholders to fund the payment of income taxes by the stockholders on pass-through income.

NOTE 15 – CONCENTRATIONS OF CASH

At times during the periods ended December 14, 2015 and December 31, 2014, the Companies’ cash balances may have exceeded the federally insured limits.

NOTE 16 – MAJOR CUSTOMERS

The Company had revenue from one customer that accounted for approximately 16% and 18% of its total revenue for the periods ended December 14, 2015 and December 31, 2014 and, respectively. Accounts receivable pertaining to this customer amounted to 15% and 20% of total accounts receivable as of December 14, 2015 and December 31, 2014, respectively.

NOTE 17 – INTEREST RATE SWAP

In order to limit its exposure to increasing interest rates on its variable debt. AIL entered into a “receive-variable/pay-fixed” interest rate swap with Santander Bank as the counter-party. Under the terms of the swap agreement, which expired in 2015, AIL received a variable rate of interest based on monthly LIBOR, plus 312.5 basis points and paid a fixed rate of 5.40%. The swap did not qualify as a hedge under applicable accounting guidance. During the periods ended December 14, 2015 and December 31, 2014, AIL has reduced interest expense $1,435 and $7,286, respectively, to reflect the change in the fair value of the swap.

NOTE 18 – FAIR VALUE MEASUREMENTS

The FASB issued ASC 320, “Investments - Debt and Equity Securities”, which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

This standard established a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

For financial liabilities measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used are as follows as of:

	Quoted Prices	Significant
	in Active	Other	Significant	Balance
	Markets for	Observable	Unobservable	as of
	Identical Assets	Inputs	Inputs	December 14,
	(Level 1)	(Level 2)	(Level 3)	2015
Assets
Investment in certificates of deposit (included in short-term investments)	$-	$-	$-	$-

	$-	$-	$-	$-

	Quoted Prices	Significant
	in Active	Other	Significant	Balance
	Markets for	Observable	Observable	as of
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2014
Assets
Investment in certificates of deposit (included in short-term investments)	$-	$596	$-	$596

	$-	$596	$-	$596

The following valuation technique was used to measure fair value of liabilities in the above table:

•	Interest rate swap - Fair value is determined by using an externally developed model using forward looking assumptions of interest rates and the resulting effect on the underlying cash flows of the interest rate swap.

The Companies have a number of other financial instruments, none of which are held for investment purposes. The Companies estimate that the fair value of all financial instruments as of December 31, 2014 and 2013 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated financial statements.

Changes in Fair Value Levels

The availability of observable market data is monitored to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value to another. In such instances, the transfer is reported at the beginning of the reporting period.

We evaluated the significance of transfers between levels based upon the nature of the financial instrument and size of the transfer relative to total net assets available for benefits. For the periods ended December 14, 2015 and December 31, 2014, there were no significant transfers in or out of any level.